UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2008

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2008, the Bank's board of directors approved and adopted amendments to Articles IV and V of the Bank's bylaws.

Article IV, Section 1 of the Bank's bylaws regarding the Executive Committee of the board was revised to add a provision permitting the Chairman to appoint directors to the Executive Committee, in addition to those members of the Executive Committee specified in the bylaws, which includes the Chairman and Vice Chairman of the board, as well as the chairman of each of the other board committees.

Article V, Section 2 of the bylaws regarding resignations, removal and vacancies of Bank officers was revised to permit the President, in addition to the board, to remove any officer of the Bank. Previously, the bylaws provided that the President could remove any officer appointed by him. In addition, this section of the bylaws was revised to clarify that the Director of Internal Audit may be removed only with the approval of the Audit Committee.

The descriptions of the changes of the revised and restated bylaws contained in this report are qualified in their entirety by reference to the full text of the prior bylaws, a copy of which was filed with the Securities and Exchange Commission on September 27, 2006, as Exhibit 3.2 to the Bank's Current Report on Form 8-K and is incorporated herein by reference, and by the revised and restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.2	Bylaws of Federal Home Loan Bank of Atlanta, as Revised and Restated on January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: January 29, 2008	By: __/s/ Jill Spencer______________
Jill Spencer
Executive Vice President,
Chief Operating Officer
and Corporate Secretary